        "THIS PAPER DOCUMENT IS BEING SUBMITTED PURSUANT TO RULE 901(d)
                                 OF REGULATION S-T"



                                    SCHEDULE 14A
                                  (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
                     Proxy Statement Pursuant to Section 14(a) of the
                            Securities Exchange Act of 1934


Filed by the registrant /x/
Filed by a party other than the registrant / /

Check the appropriate box:
/ / Preliminary proxy statement
/x/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

PAYLESS CASHWAYS, INC.
(Name of Registrant as Specified in its Charter)

PAYLESS CASHWAYS, INC.
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
/x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2). / /
$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3). / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (4) Proposed maximum aggregate value of transaction:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:
     (2)   Form, Schedule or Registration Statement No.:
     (3)   Filing Party:
     (4)   Date Filed:

                                           {PAYLESS CASHWAYS LETTERHEAD}



                                                              February 23, 1996



To Our Shareholders:

         It is my pleasure to invite you to our Annual Meeting. This year it will be held on Thursday, April 18, at 10:00 a.m., at our corporate offices, located at 2300 Main, 1st Floor, Kansas City, Missouri 64108.

         With this letter, you will find the formal notice of the Annual Meeting, our 1995 Annual Report and our Proxy Statement. When you have finished reading the Proxy Statement, please promptly mark, sign, and return to us the enclosed proxy card, to insure that your shares will be represented.

         We appreciate the continuing interest of our shareholders in Payless Cashways, Inc., and I look forward to seeing many of you at the Annual Meeting.

                                                     Very truly yours,

                                                     /s/ David Stanley

                                                     David Stanley
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                             {PAYLESS CASHWAYS LOGO}

                               BUILDING MATERIALS

                                   2300 Main
                          Kansas City, Missouri 64108


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                        OF
                                PAYLESS CASHWAYS, INC.

                              To Be Held April 18, 1996


To the Shareholders of PAYLESS CASHWAYS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Payless Cashways, Inc. will be held at 2300 Main, 1st Floor, Kansas City, Missouri, on Thursday, April 18, 1996, at 10:00 a.m. for the following purposes:

     1. To elect three directors to terms of three years each as set forth in the Proxy Statement.
     2. To approve the Payless Cashways, Inc. Deferred Compensation Plan for Directors.
     3. To transact such other and further business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on February 14, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

Dated:  February 23, 1996


               BY ORDER OF THE BOARD OF DIRECTORS

           /s/ Linda J. French

               Linda J. French, Senior Vice President-General Counsel/Secretary




   /You are cordially invited to attend the meeting. However, whether or not you plan to be personally/ /present at the meeting, please date and sign the enclosed proxy and return it promptly in the enclosed/ /envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised./

GENERAL INFORMATION FOR SHAREHOLDERS

         In order to provide every shareholder with an opportunity to vote on all matters scheduled to come before the Annual Meeting, whether or not the shareholder attends in person, proxies are solicited from shareholders by the Board of Directors of Payless Cashways, Inc. ("Payless" or the "Company"). When the enclosed proxy card is properly executed and returned, the shares represented will be voted by the persons designated as proxies, in accordance with the shareholder's directions. Shareholders may vote on a matter by marking the appropriate box on the card or, if no box is marked for a specific matter, the shares will be voted as recommended by the Board of Directors on that matter.

         Management knows of no matters other than those set forth on the proxy card that will be presented for action at the Annual Meeting. Execution of a proxy, however, confers on each of the persons designated as proxies the discretionary authority to vote the shares represented in accordance with his and/or her best judgment on any other business that may properly come before the meeting.

         Any shareholder executing a proxy may revoke that proxy or submit a revised proxy at any time before it is voted. A shareholder may also vote by ballot at the Annual Meeting, thereby cancelling any proxy previously returned as to any matter voted on by ballot. A shareholder wishing to name as his or her proxy someone other than those designated on the proxy card may do so by crossing out the names of the designated proxies and inserting the name(s) of the person(s) he or she wishes to have act as his or her proxy. In such a case, it will be necessary that the proxy be delivered by the shareholder to the person(s) named, and that the person(s) named be present and vote at the meeting. Proxy cards on which alternate proxies have been named should not be mailed directly to the Company.

         Holders of the Common Stock, par value $.01 per share, of the Company ("Common Stock") and Series A Cumulative Convertible Preferred Stock, par value $1.00 per share, of the Company ("Preferred Stock") at the close of business on February 14, 1996, the record date for the Annual Meeting (the "Record Date"), are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on such date, a total of {37,668,206} shares of Common Stock and 406,000 shares of Preferred Stock were outstanding. Each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to
5.9994 votes on each matter to be presented at the Annual Meeting. It is expected that this Proxy Statement and the enclosed form of proxy will be mailed to the shareholders on or about February 23, 1996.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING


1.       PROPOSAL NO. 1 - ELECTION OF DIRECTORS

                  The Articles of Incorporation and the By-laws of the Company provide that the business of the Company shall be managed by a Board of Directors. Pursuant to the Articles of Incorporation, the directors are divided into 3 classes, designated Class I, Class II and Class III. Each class consists, as nearly as may be possible, of 1/3 the total number of directors constituting the entire Board of Directors, which currently numbers 11. At each Annual Meeting, successors to the class of directors whose terms expire at that Annual Meeting are elected for a 3-year term.

                  At the Annual Meeting of Shareholders in 1996, 3 Class III directors are to be elected. Each of the nominees listed below was recommended by the Corporate Governance and Nominating Committee and approved by the Board of Directors. It is the intention of the persons named as proxies in the accompanying form of proxy, unless such authority is withheld, to vote for the election of each nominee set forth below. In order to be elected a Director, a nominee must receive a majority of the votes cast by the shares entitled to vote in the election at an Annual Meeting at which a quorum is present. The abstention or failure to vote shares present at an Annual Meeting and broker nonvotes do not have the effect of a vote "for" or "against" a nominee.

                  Each nominee has consented to being named a nominee and has agreed to serve if elected. In case any nominee is not available for election for reasons not presently known to the Company, discretionary authority will be exercised by the proxies named in the enclosed form of proxy to vote for a substitute selected by the Board of Directors. Information regarding the nominees is set forth below.

                                         Principal Occupation and
Name                  Age       Five-Year Employment History
---                  -----      ----------------------------------------


David Stanley..............60         Chairman  of the Board and  Chief
First elected a director:             Executive  Officer  of  Payless  since
1969                                  August 1986; and currently a director
Class III                             of Piper Jaffray Companies Inc., Digi
                                      International, Inc. and Best Buy Co.,
                                      Inc.  Mr. Stanley is a member of the
                                      Corporate Governance and  Nomina-
                                      ting Committee of Payless' Board of
                                      Directors.

Wayne B. Lyon..............63         President and Chief Operating Officer
First elected a director:             of Masco Corporation ("Masco") since
1988                                  August  1985;  and  currently  a
Class III                             director of  Masco,   Comerica,
                                      Incorporated and Emco Limited.  Mr.
                                      Lyon is Chairman of the Audit
                                      and a member of the Compensation
                                      Committee of Payless' Board of
                                      Directors.

Ralph Strangis.............59         Member of the law firm of Kaplan,
First elected a director:             Strangis and Kaplan, P.A. for more
1983 (to 1988);                       five years; and currently a director
Class III                             of National Presto Industries, Inc.,
                                      Life USA Holding, Inc., Damark
                                      International, Inc. and TCF
                                      Financial  Corporation.  Mr.  Strangis
                                      is the Lead Director, Chairman of the
                                      Corporate Governance and Nominating
                                      Committee and a member of the
                                      Compensation Committee of Payless'
                                      Board of Directors.  As the Lead
                                      Director,  Mr. Strangis has been
                                      elected by the non-management directors
                                      to address, on behalf of the Board of
                                      Directors,  various  governance matters.



                  The Board of Directors unanimously recommends a vote "FOR" the proposal to elect the nominees as Class III directors of the Company.

         Information regarding the 8 directors, who were previously elected and will continue to serve their terms, is set forth below.



                                        Principal Occupation and
Name                      Age         Five-Year Employment History
----                     -----        ----------------------------


Harold Cohen...............65          Chairman Emeritus of Somerville Lumber
First elected a director:              and Supply Co., Inc. ("Somerville") from
1985                                   December 1993 to November 1995;
Class I                                Vice-Chairman of the Board of Payless
                                       from October 1988 to December 1993;
                                       Chairman of the Board of Somerville from
                                       March 1991 to December 1993;  Co-
                                       Chairman of the Board of Somerville from
                                       March 1987 to  March  1991;  and
                                       currently  a director of Syratech Corp.

Scott G. Fossel............43          President of Fossel  Investments  since
First elected a director:              September 1994; Vice President of Court
1989                                   Square Capital Limited and Vice President
Class I                                of Citicorp Venture Capital Ltd., each an
                                       indirect wholly-owned  subsidiary of
                                       Citicorp, from March 1986 to September
                                       1994. Mr. Fossel is a member of the Audit
                                       Committee and Compensation  Committee
                                       of Payless' Board of Directors.

William A. Hall............50          Assistant  to the  Chairman of Hallmark
First elected a director:              Cards, Inc. for more than five years; and
1993                                   currently a director of  Mercantile  Bank
Class II                               Corporation.  Mr. Hall is a member of the
                                       Audit  Committee  and  Corporate
                                       Governance  and Nominating Committee
                                       of Payless' Board of Directors.

George Latimer.............60          Distinguished Visiting Professor of Urban
First elected a director:              Affairs at Macalester College since Jan-
1993                                   uary 1996 and Chief  Executive of The
Class I                                National Equity Fund since November 1995;
                                       Director Office of Special Actions, U. S.
                                       Department of Housing and Urban Develop-
                                       ment from July 1993 to November 1995;
                                       Special Consultant to the U. S. Depart-
                                       ment of Housing  and Urban  Development
                                       from February 1993 to July 1993;  Dean of
                                       Hamline University School of Law from
                                       January  1990 to  February  1993;  and
                                       currently a director of Digital
                                       Biometrics, Inc. and 13 closed-end mutual
                                       funds managed by Piper Capital
                                       Management, a wholly-owned subsidiary of
                                       Piper Jaffray Companies, Inc. Mr. Latimer
                                       is a member of the Audit  Committee
                                       of Payless' Board of Directors.

Gary D. Rose...............50          Limited  Partner of The Goldman Sachs
First elected a director:              Group,  L.P.  since  November 1994;
1985                                   General  Partner of The Goldman  Sachs
Class II                               Group,  L.P. from December 1989 to
                                       November 1994; and General Partner of
                                       Goldman  Sachs & Co.  ("Goldman
                                       Sachs") from November 1984 to
                                       November 1994.  Mr. Rose is Chairman
                                       of the Compensation Committee and a
                                       member of the Corporate  Governance
                                       and Nominating Committee of
                                       Payless' Board of Directors.




                                             Principal Occupation and
Name                        Age            Five-Year Employment History
----                      ------           ----------------------------


Louis W. Smith.............53        President and Chief Operating Officer
First elected a director:            of The Ewing  Marion  Kauffman
1995                                 Foundation since July 1995; President,
Class II                             Kansas  City  Division  of AlliedSignal
                                     Inc. from April 1990 to May 1995;  and
                                     currently a director of Western Resources,
                                     Inc. and Commerce Bank, N.A.  Mr. Smith
                                     is a member of the Compensation
                                     Committee of Payless' Board of Directors.

Susan M. Stanton...........47        President and Chief Operating Officer of
First elected a director:            Payless since November 1993; and Senior
1993                                 Vice  President - Merchandising of Payless
Class I                              from October 1989 to November  1993.
                                     Ms.  Stanton is a member of the Corporate
                                     Governance and Nominating Committee of
                                     Payless' Board of Directors.

John H. Weitnauer, Jr......69        Chairman and Chief  Executive Officer of
First elected a director:            Richway, a mass  merchandising division
1993                                 Federated Department Stores, Inc. from
Class II                             1980 until his retirement  in 1986;  and
                                     currently a director of John H. Harland Co.
                                     Mr. Weitnauer is a member of the Audit
                                     Committee and  Compensation  Committee
                                     of Payless' Board of Directors.



         During fiscal 1995, there were 6 regular meetings and 1 special meeting of the Board of Directors. During fiscal 1995, each director who served the entire year attended more than 75% of all meetings of the Board of Directors and of the Committees on which he or she served and each Director elected within the year attended more than 75% of all the meetings of the Board of Directors and of the Committees on which he served subsequent to his election. In addition to attending Board of Directors and Committee meetings during the year, the directors conferred with officers regarding corporate matters and reviewed material submitted by management to the Board of Directors and Committees for consideration and action.

COMMITTEES OF THE BOARD

         The Board has 3 standing committees. Their functions are described below:

         Audit - The Audit Committee monitors and reviews the adequacy of financial, operating and system controls, financial reporting, compliance with legal, ethical and regulatory requirements, and the performance of the external and internal auditors, serving as the conduit for communication between the Board of Directors and external and internal auditors. Additionally, the Audit Committee recommends to the Board of Directors the independent public accountants to conduct the annual examination of financial statements, and reviews the proposed scope and fees of the examination, as well as its results, and any significant, non-audit services and fees. The Audit Committee met 4 times during 1995. Members of the Audit Committee are Wayne B. Lyon, Chairman; Scott G. Fossel; William A. Hall; George Latimer; and John H.
Weitnauer, Jr.

         Compensation - The Compensation Committee reviews the compensation (wages, salaries, supplemental compensation and benefits) of the employees of the Company, including approval of compensation and benefit policies, approval of direct and indirect executive officer compensation, administration of stock programs, and oversight of the Company's executive development plan, and makes recommendations to the Board of Directors regarding compensation and benefits for directors. The Compensation Committee met 5 times during 1995. Members of the Compensation Committee are Gary D. Rose, Chairman; Scott G. Fossel; Wayne B. Lyon; Louis W. Smith; Ralph Strangis; and John H. Weitnauer, Jr.

         Corporate Governance and Nominating - The Corporate Governance and Nominating Committee reviews the size, composition and effectiveness of the Board of Directors, including retention, tenure and retirement policies, criteria for selection of nominees to the Board of Directors, qualifications of candidates, membership and structure of Board Committees, and developments in corporate governance. The Corporate Governance and Nominating Committee met 3 times during 1995. Members of the Corporate Governance and Nominating Committee are Ralph Strangis, Chairman; William A.
Hall; Gary D. Rose; David Stanley; and Susan M. Stanton.

Compensation of Directors

         The Company pays each non-employee director (i) an annual directors' fee of $25,000 (except that the Lead Director is paid an annual fee of $50,000), payable quarterly, (ii) $1,000 for each meeting of the Board of Directors attended by the director and (iii) $1,000 for each Committee meeting attended by the director on days when the Board of Directors as a whole is not meeting. Committee chairs are paid an additional annual fee of $1,500. If the Payless Cashways, Inc. Deferred Compensation Plan for Directors described in Proposal No. 2 of this Proxy Statement is approved by shareholders, all of the non-employee directors have chosen to defer the payment of all or a substantial portion of their fees and to have such fees invested in the Company's Common Stock, as more fully described in Proposal No. 2 below.

         The Company has also adopted the Payless Cashways Director Option Plan for non-employee directors (the "Director Option Plan"), for the purpose of attracting and retaining outstanding individuals as directors and to provide them with an equity interest in the Company. Participants consist solely of the members of the Company's Board of Directors who are not full-time employees of the Company or its subsidiaries. Under the Director Option Plan, which has a term of not more than 10 years, each non-employee director is granted an option of $100,000 worth of the Company's Common Stock, valued on the date on which the director is first elected, for an aggregate exercise price of $100,000. In addition, each non-employee director will be granted an option to purchase 1,000 shares of Common Stock on the date immediately following the Company's Annual Meeting so long as such non-employee director continues to serve on the Company's Board of Directors. Further, in the event that the Director Option Plan, or any successor plan, allows the grant of additional stock options to a non-employee director, the Lead Director shall be annually awarded an option to purchase the number of shares of the Company's Common Stock equal to the number of shares to which any non-employee director is annually entitled, plus the number of shares of the Company's Common Stock equal to the number of shares granted to the Lead Director as a non-employee director during any fiscal year(s) in which the Lead Director served but was ineligible to receive such an award. The exercise price for the annual options will be the fair market value of the Company's Common Stock on the date of grant. Options granted under the Director Option Plan may be exercised six months and one day after the grant date and expire on the earlier of (a) 10 years after the date of grant, or (b) 1 year after the date on which the director ceases to be a member of the Company's Board of Directors. An aggregate of 350,000 shares of Common Stock is reserved for issuance under the Director Option Plan, which number is subject to adjustment i) automatically if the Company issues shares of Common Stock without consideration and ii) by the Board of Directors if other equitable adjustments are deemed appropriate after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

         The Director Option Plan is administered by the Board of Directors of the Company which has the authority to amend the plan, terminate the plan, interpret the plan, prescribe, amend and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the plan.

Compensation Committee Interlocks and Insider Participation

         Members of the Compensation Committee of the Company's Board of Directors during 1995 were: Gary D. Rose, Chairman; Scott G. Fossel; Wayne B. Lyon; Louis W. Smith; Ralph Strangis; and John H. Weitnauer, Jr. Mr. Rose is a Limited Partner of Goldman Sachs Group L.P. Goldman Sachs Capital Markets L.P., an affiliate of Goldman Sachs Group L.P., entered into a three-year interest cap agreement with the Company in January, 1995, the amount of which was not greater than 5% of the Company's or the firm's annual gross revenues. Mr. Lyon is President and Chief Operating Officer of Masco. In 1988, Payless entered into a Supply Agreement with Masco, as a preferred supplier for certain products. The Supply Agreement expired on December 31, 1995. During 1995, Payless' purchases from Masco were not greater than 5% of either Payless' or Masco's annual gross revenues. Payless will make purchases from Masco in 1996. The law firm of Kaplan, Strangis and Kaplan, P. A., of which Mr. Strangis is a member, was retained by and rendered services to the Company in 1995, for an amount which was not greater than 5% of the Company's or the firm's annual gross revenues. The firm has also been retained by and will render services to the Company in 1996. Payless believes that the terms and conditions of its relationships with each of Goldman Sachs Capital Markets L.P., Masco and Kaplan, Strangis and Kaplan, P.A., are as favorable as those that could have been obtained from arm's-length negotiations with unassociated third parties.

Performance Graph

         The graph set forth below compares the indexed total return on an investment in the Company's Common Stock on March 9, 1993 (the day the Company commenced its initial public offering of Common Stock) through the Company's fiscal year end, with the returns on investments in the Standard and Poor's Composite 500 Stock Index ("S&P 500") and the Standard and Poor's Retail (Specialty) Index ("S&P Retail Index") during the same time period or the closest available date. The graph is based on stock performance and assumes the reinvestment of any dividends. The historical stock price performance shown on this graph is not necessarily indicative of future performance.

     [GRAPHIC OMITTED]




                            As of                 As of            As of
                November 27, 1993(1) November 26, 1994(1) November 25, 1995(1)
Payless Cashways, Inc.         $92.27                $58.60          $32.76
S&P 500                       $105.66               $100.40         $134.03
S&P Retail Index              $102.94                $99.50          $90.34

[FN]

(1) Fiscal year ends on a Saturday, so closest available date is utilized.

Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors is composed entirely of directors who are not executive officers of the Company. The Committee is responsible for establishing and administering the policies which govern the compensation program for executive officers of the Company, including cash compensation, stock plans and all other benefit programs.

         The Compensation Committee believes that it is in the best interest of the shareholders of the Company to attract, retain and motivate top quality management personnel, especially its executive officers, by offering a competitive compensation package that establishes a relationship between executive pay and the enhancement of shareholder value.

         The Committee reviews its executive officer compensation program each year and regularly retains the assistance of an independent, executive compensation consulting firm. Every two or three years, the Committee engages a firm to conduct a formal study to determine whether the Company's compensation program is competitive with executive compensation programs of comparable companies (including building supply companies, similarly-sized companies, and other retail companies) and national industry data obtained from national compensation surveys in which the Company annually participates, including an annual retail compensation study published by another executive compensation consulting firm. In years in which a formal study is not completed, the prior study is updated based on a survey of retail compensation trends published by executive compensation consulting firms, published wage and salary surveys, and inflation indices.

         Each year the Committee reviews the performance of the Company and approves an annual base salary, an annual incentive bonus opportunity and, if appropriate, a long-term stock incentive award and a stock option grant for each executive officer consistent with the policies and objectives described below.

ANNUAL BASE SALARY

         The Compensation Committee believes that annual base salaries for the Company's executives should be maintained at levels which are competitive with salaries at comparable companies. As a result, the Committee has established a policy to set annual base salaries at approximately the 50th percentile of annual base salaries for executives in similar positions at comparable companies. Prior to the beginning of each fiscal year, the Committee reviews the performance of the Company and base salaries of executive officers, compares base salaries against the comparable companies and determines base pay adjustments, as appropriate. The performance criteria used by the Compensation Committee include reporting responsibilities of each officer and corporate performance in terms of the Company's sales, income, operations, expansion and similar factors. The Compensation Committee does not employ any specific weighting of the performance criteria and application of the criteria is also dependent upon the position of the particular executive officer. When the Company entered into the employment agreements with executive officers (discussed in the section entitled "Summary Compensation Table"), the annual base salaries under the agreements were established consistent with this criteria.

ANNUAL INCENTIVE BONUS OPPORTUNITY

         Annual incentive bonus opportunities are established by the Committee and predicated upon the Company's annual performance measured by attainment of established levels of earnings before interest, taxes, depreciation and amortization ("EBITDA"). Eligible employees, including executive officers, are entitled to receive 100% of their incentive targets only if the Company achieves 100% of the EBITDA target. Based on the Company's payout schedule, participants may receive 50% of their target incentive for attainment of 90% of the EBITDA target, and as much as 150% of the incentive target for attainment of 110% of the EBITDA target. No incentives are paid if the Company fails to achieve a minimum of 90% of the EBITDA target. Incentive levels are set for eligible employees, including executive officers, based on salary grade. Total cash compensation (base salary plus annual incentive) for executive officers is intended to exceed the Company's established competitive levels (50th percentile of base salaries and incentives for executives in similar positions at comparable companies) when superior performance levels are achieved, i.e., performance which exceeds 100% EBITDA. For the purpose of determining the achievement of the performance levels, the Committee has the authority in its discretion to adjust the actual EBITDA results to eliminate or reduce the effect of unanticipated or non-recurring charges, events or transactions such as special financing expenses or restructuring charges which were not taken into account in determining the EBITDA target and which the Committee believes should be eliminated or reduced to reflect the ongoing performance of the Company. For 1995, no incentives based on attainment of the EBITDA target were paid since the minimum EBITDA target was not achieved.

LONG-TERM STOCK INCENTIVE PROGRAM

         The Committee believes that it is essential for management employees, especially executive officers, to own significant amounts of Common Stock, thereby aligning the long-term interests of management with those of shareholders. The long-term stock incentive program is also intended to provide a means of attracting and retaining outstanding individuals as management employees and executive officers of the Company.

         Long-term stock incentives are awarded pursuant to the Payless Cashways 1992 Incentive Stock Program, which was approved by the Company's shareholders in July 1992. In June 1993, with the advice of an independent executive compensation consulting firm, the Committee adopted incentive stock program guidelines, which provide for annual grants of stock options to approximately 1,300 management employees, including the executive officers, and annual restricted stock awards to officers of the Company. It was anticipated that stock option grants would be made annually during the four-year period 1993-1996 and that restricted stock awards would be made annually during the five-year period 1994-1998. As originally designed, one objective of the program and the guidelines was to provide each executive employee with significant value in the Company's Common Stock, based on a projected stock price at the end of the grant program in relation to the employee's expected, aggregate cash compensation during the term of the program.

         Stock option grants are the main element of the Company's long-term stock incentive program. With respect to stock option grants to participating executive officers, the program and the guidelines were designed to provide the opportunity to obtain Common Stock, from annual option grants during 1993-1996, having a value (based on a targeted stock price) approximately equal to 50% of their expected, aggregate cash compensation during the five-year period 1993-1997. The targeted stock price, calculated based upon a projection of future net income and, therefore, earnings per share, was combined with a projected increase in the Company's stock price-to-earnings multiple from its level in 1993 to a projected level of the S&P 500 in the year 2000. Stock option incentives were also designed to be provided to all the other participating management employees (except those reporting to a store director or store manager), having a value (based on a targeted stock price) approximately equal to 12% to 40%, depending upon management level, of aggregate cash compensation expected during the 1993-1997 period. A stock option incentive for an equivalent, smaller number of shares, not related to compensation, has also been granted to each participating management employee reporting to a store director or store manager. The Committee reviews the program guidelines for stock options annually and makes adjustments determined to be necessary to meet the long-term objectives of the program. The annual stock option grants are subject to the discretion of the Committee. The Committee considers the grant of additional stock options when an officer is hired or promoted, to reflect the additional contribution which the executive can have to the Company's performance in his or her position and the amount of options which have historically been provided to an officer in such a position. Stock options are generally subject to a four-year vesting schedule from the date of grant, with 25% of the grant vesting on each of the first four anniversaries of the grant date.

         In June 1993 and June 1994, pursuant to the program guidelines, the Committee granted to each eligible employee, including executive officers, 40% and 20% respectively, of their allocated portion of the shares subject to options under the program. In June 1995, the Committee enhanced the option grant by allocating the full amount allotted for 1995 and the majority of the options allotted for granting in 1996, or approximately 36%, of their allocated portion of the shares subject to options under the program. It is anticipated that no annual option grants will be made in 1996, but that option grants related to hiring or promotion will be made.

         Restricted stock awards comprise the remaining part of the long-term stock incentive program. Each officer of the Company has the opportunity to receive an annual restricted stock award during the period 1994-1998 based on the extent of achievement of the previous year's specified EBITD or EBITDA target and actual, annual incentive cash bonus paid as discussed in the previous section of this Report. The maximum number of restricted shares to be available annually to the officers under the program equals the aggregate annual incentive cash bonuses earned by the officers for the preceding year divided by the targeted stock price (as defined above). The Committee determines whether awards will be made to the officers from the annual pool of restricted stock and allocates the awards among the executive officers in its sole discretion. The factors which the Committee considers in making allocations include the performance of each individual officer in his or her  position and their  contribution  to the  performance  of the Company in terms of sales, income, operations, expansion and similar factors. The Compensation Committee does not employ any specific weighting of the performance criteria and application of the criteria is also dependent upon the position of the particular officer. It is anticipated that no annual restricted stock award will be made in 1996.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Compensation Committee determines Mr. Stanley's compensation as Chief Executive Officer using the criteria described above. Based on performance relating to (i) the Company's sales, income, operations, expansion and similar factors, (ii) management of the strategic direction of the Company, (iii) development of senior executives (which performance criteria are not subject to any specific weighting by the Compensation Committee) and the 50th percentile of annual base salaries for executives in similar positions at comparable companies, the Committee determined that Mr. Stanley's annual base salary should remain at $650,000 for 1995. Mr. Stanley received no annual incentive cash bonus for fiscal 1995 under the annual incentive cash bonus plan, described above. Under the long-term stock incentive program described above, the Committee awarded Mr. Stanley: a non-qualified stock option on 30,800 shares in June 1995 as the third annual stock option grant; and a restricted stock award of 8,000 shares in February 1995 as the second annual restricted stock award with respect to performance for the fiscal year ending November 26, 1994. These compensation elements for 1995 are reflected in the table entitled "Summary Compensation Table". It is anticipated that, during the 1996 fiscal year, Mr. Stanley will not be granted an option grant or a third annual restricted stock award with respect to performance for the fiscal year ending November 25, 1995 under the terms of the long-term stock incentive program.

COMPENSATION FOR THE OTHER NAMED OFFICERS

         Certain other executive officers, named in the Summary Compensation Table, received base salary increases which were consistent with the Committee's objective of maintaining annual base salaries at approximately the 50th percentile of annual base salaries for executives in similar positions at comparable companies. The annual base salaries for Ms. Stanton, Mr. Lightstone, Mr. Buchen, and Mr. Holland increased, respectively, to $450,000, $275,000, $255,000 and $235,000 in 1995 from $400,000, $250,000, $225,000 and $225,000 in
1994. The other named executive officers received no bonuses for fiscal 1995 under the annual incentive cash bonus plan based on the EBITDA target, described above. As the third annual grant under the long-term stock incentive program, the following non-qualified stock options were granted to the other named executives in June 1995: 23,100 shares to Ms. Stanton; 10,900 shares to Mr. Lightstone; 10,900 shares to Mr. Buchen; and 10,900 shares to Mr. Holland. The Committee also awarded the following restricted stock awards in February 1995 as the second annual restricted stock awards under the long-term stock incentive program described above with respect to performance for the fiscal year ending November 26, 1994: 4,400 shares to Ms. Stanton, 2,300 shares to Mr. Lightstone, 2,100 shares to Mr. Buchen; and 2,100 shares to Mr. Holland. These compensation elements for 1995 are reflected in the table entitled "Summary Compensation Table". It is anticipated that, during the 1996 fiscal year, Ms. Stanton, Mr. Lightstone, Mr. Buchen and Mr. Holland will not be granted an option grant or a third annual restricted stock award with respect to performance for the fiscal year ending November 25, 1995 under the terms of the long-term stock incentive program.


OTHER INFORMATION

         The Company does not anticipate that compensation to any executive officer for 1996 will exceed $1 million for purposes of IRS Revenue Rule 162(m). It is the current intention of the Committee that all compensation paid under the executive compensation program will be tax deductible to the Company in the year paid to the Executive.

The Compensation Committee:

                           Gary D. Rose - Chairman
                           Scott G. Fossel
                           Wayne B. Lyon
                           Louis W. Smith
                           Ralph Strangis
                           John H. Weitnauer, Jr.

SUMMARY COMPENSATION TABLE

         The following table details the compensation during each of the last three, completed fiscal years for the Company's named executive officers who held the positions listed in 1995:




                                          ANNUAL COMPENSATION
                                    -------------------------------------


         (a)                (b)     (c)      (d)           (e)



Name and                               Salary                  Other Annual
Principal Position              Year   ($)(1)       Bonus($)  Compensation($)(2
------------------             ----    ------       --------  -----------------

David Stanley -                  1995   650,000       --              8,643
  Chairman of the Board &        1994   650,000     260,000           5,400
  Chief Executive Officer        1993   600,000     180,000          10,262


Susan M. Stanton-                1995   450,000       --              5,786
  President,                     1994   400,000     128,000           3,615
  Chief Operating Office         1993   240,000      59,400           6,897
  and Director


Stephen A. Lightstone-          1995   275,000        --              6,350
  Senior Vice President-        1994   250,000       66,000           4,054
  Finance/Treasurer             1993   225,000       55,688           8,045


Gerald M. Buchen-               1995   255,000        --              1,069
  Senior Vice President-        1994   225,000      59,400              668
  Store Operations              1993   178,365      40,194            1,274


E. J. Holland, Jr. -            1995   235,000        --                --
  Senior Vice President-        1994   225,000     59,400               --
  Human Resources               1993   199,000     49,253               --


                                           LONG TERM COMPENSATION
                                           ----------------------
                                                  Awards
                                -----------------------------------------
     (a)                    (b)           (f)            (g)             (i)
                                                                  Securities
                                        Restricted   Underlying   All Other
Name and                                  Stock      Options/     Compensa-
Principal Position             Year  Awards ($)(3)   SARs (#)     tion ($)(4)
------------------            ----   -------------   --------     ------------

David Stanley -               1995      73,000        30,800       2,909
 Chairman of the Board &      1994      95,000        17,600       2,909
 Chief Executive Officer      1993        --          35,200       3,428

Susan M. Stanton -            1995      40,150        23,100       2,909
  President,                  1994      74,100        27,150       2,909
  Chief Operating Officer     1993        --          37,450       3,428
  and Director

Stephen A. Lightstone -       1995      20,988        10,900       3,431
  Senior Vice President-      1994      45,600         6,225       2,909
  Finance/Treasurer           1993        --          37,450       2,592

Gerald M. Buchen -            1995      19,163        10,900       8,139
  Senior Vice President-      1994      41,800        10,375      11,136
  Store Operations            1993        --           8,300       4,161

E. J. Holland, Jr. -          1995      19,163        10,900       2,909
  Senior Vice President       1994      41,800         6,225       2,909
  Human Resources             1993        --          12,450       2,281


[FN]

(1) Mr. Buchen's 1993 salary includes a base salary of $175,000 plus $3,365 cash in lieu of vacation.

(2) The amounts reflected in column (e) above represent the above-market interest earnings under the Wealth-Op Deferred Compensation Plan and the 1988 Deferred Compensation Plan.

         The Wealth-Op Deferred Compensation Plan and the 1988 Deferred Compensation Plan are non-qualified deferred compensation plans which allowed certain employees to elect to defer compensation for a period of four or eight years. The Plans provide for interest to be credited to deferred amounts at a bench-mark rates established in the Plans. None of the named officers deferred compensation under the Plans in 1995.

(3) Each restricted stock award listed above is based upon the closing fair market value of the stock on the date of grant. For each of the named executive officers, the number and value of the aggregate restricted stock holdings at the end of the fiscal year 1995 was as follows: David Stanley 13,000/$61,750; Susan M. Stanton 8,300/$39,425; Stephen A.
         Lightstone  4,700/$22,325;  Gerald M. Buchen  4,300/$20,425;  and E. J.
         Holland, Jr. 4,300/$20,425. The 1995 restricted stock awards were the second annual restricted stock awards under the long-term stock incentive program described in the section entitled "Long-Term Stock Incentive Program". The restricted stock awards are subject to a three-year-cliff vesting schedule from the date of the award.

         Dividends will be payable on the shares if and to the extent paid on Payless' Common Stock generally.

(4) All other compensation for 1995 consists of a trip award of $5,230 for Mr. Buchen and the Employee Savings Plan contributions. The Employee Savings Plan contributions are as follows: $2,909 for Mr. Stanley, $2,909 for Ms.

         Stanton, $2,909 for Mr. Lightstone, $2,909 for Mr. Buchen and $2,909 for Mr. Holland. In addition, Mr. Lightstone was paid $522 in 1995 for earnings lost when his 1992 contribution to the Employee Savings Plan was delayed due to an administrative oversight.


         David  Stanley,  Susan  M.  Stanton  and  Stephen  A.  Lightstone  (the
"Executives") have entered into employment agreements (the "Employment Agreements") with Payless. The term of the Employment Agreement for Mr. Stanley expires on March 1, 1999 and for each of Ms. Stanton and Mr. Lightstone on March 1, 1997, including a 1-year extension period which is automatic unless either the Executive or Payless gives prior notice of non-renewal. Upon an Executive's termination of employment by Payless "without cause" or by the Executive for "cause" (as such terms are defined in the respective Employment Agreements), the Executive will be entitled to receive (i) base salary regardless of death or disability of the Executive until the scheduled expiration date of the Employment Agreement, (ii) unpaid Incentive Compensation (as defined in the Employment Agreement) for any previous year and the average of the Executive's Incentive Compensation during the 2 years immediately preceding the year in which the Executive is terminated, multiplied by a fraction, the numerator of which is the number of months remaining in the Employment Agreement after the end of the year for which the Executive's Incentive Compensation has been determined and the denominator of which is 12, (iii) continuation of substantially similar health, life and disability insurance to that which the Executive had been receiving immediately prior to termination for a period equal to the longer of the Executive's Employment Agreement and the period during which the Executive otherwise would have received such benefits at Payless' expense, (iv) benefits under each of Payless' pension plan and Payless' Supplemental Retirement Plan (defined below), computed as if the Executive's employment continued through the term of her or his Employment Agreement, and
(v) all options and restricted stock grants shall continue to vest and be exercisable in accordance with their respective terms as if the Executive continued to be employed until the scheduled expiration date of the Employment Agreement (regardless of the death or disability of the Executive subsequent to the date of termination of employment). Also, under Ms. Stanton's and Mr. Lightstone's Employment Agreements, from March 1, 1997 to April 30, 1997, each Executive shall be entitled to put to the Company, for $4.00 per share, all or any unexercised portion of the option granted pursuant to the Employment Agreements, upon the occurrence of certain events including employment on March 1, 1997 and the termination of employment prior to March 1, 1997. In addition, the Employment Agreements for Mr. Stanley, Ms. Stanton and Mr. Lightstone permit the Executive to terminate her or his employment within a specified period immediately following the first anniversary of a "Change of Control" (as defined in the respective Employment Agreements) and receive the same benefits as a termination by the Company without cause as described above; provided, however, that, in the event that any payment or benefit to be received as a result of termination following a Change of Control would constitute a "parachute payment" within the meaning of Section 280G (or any similar or successor provision) of the Internal Revenue Code of 1986, as amended (the "Code"), and would be subject to excise tax pursuant to Section 4999 of the Code, such payment or benefit shall be reduced so that no portion thereof would be subject to excise tax.

      In addition, the Executives have entered into agreements for supplemental retirement benefits (the "Supplemental Retirement Agreements") with Payless. Effective as of August 31, 1994, the Supplemental Retirement Agreements provide such supplemental retirement benefits as are set forth in the Payless Cashways, Inc. Supplemental Retirement Plan effective January 1, 1988 and modified from time to time ("Supplemental Retirement Plan"). The Supplemental Retirement Plan provides benefits that would otherwise be denied participants in the Retirement Plan (defined in the section entitled "Retirement Program") by reason of certain Code limitations on qualified benefits. The estimated annual benefits payable under both the Retirement Plan and the Supplemental Retirement Plan and a description of remuneration covered by the Supplemental Retirement Plan are described in the section entitled "Retirement Program".

Option/SAR Grants in Last Fiscal Year





                                Individual Grants
                      ---------------------------------------------------------


       (a)                       (b)              (c)                (d)

                            Number of          % of Total
                            Securities         Options/SARs
                            Underlying         Granted to      Exercise or
                            Options            Employees       Base Price
       Name                 Granted (#)(1)     in FY           ($/share)(2)
---------------------    ----------------    ----------------  --------------

David Stanley                30,800                2.0%             6.50

Susan M. Stanton             23,100                1.5%             6.50

Stephen A. Lightstone        10,900                0.7%             6.50

Gerald M. Buchen             10,900                0.7%             6.50

E. J. Holland, Jr.           10,900                0.7%             6.50



                                       Potential Realizable Value
                                       of Assumed Annual Rates
                                       of Stock Price Appreciation
                                       for Option Term (3)
                                 --------------------------------------------
(a)                                (e)            (f)               (g)
                                Expiration
Name                            Date            5% ($)           10% ($)
---------------------           -----------    ----------        ----------
David Stanley                   06/16/05       125,905           319,067

Susan M. Stanton                06/16/05        94,429           239,300

Stephen A. Lightstone           06/16/05        44,557           112,917

Gerald M. Buchen                06/16/05        44,557           112,917

E. J. Holland, Jr.              06/16/05        44,557           112,917

[FN]


(1)   The Payless  Cashways 1992  Incentive  Stock Program (the  "Program")  was
      adopted by the Board of Directors in June 1992 and approved by the Company's shareholders in July 1992. Participants in the Program include such employees as the Compensation Committee of the Board of Directors in its sole discretion may designate from time to time. The Committee must consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits, including the financial condition of the Company, anticipated profits for the current or future years, contributions of participants to the profitability and development of the Company and other compensation provided to participants. All options are rights to buy Common Stock of the Company. The options are subject to a four-year vesting schedule from the date of grant, with 25% of the grant vesting on each of the first four anniversaries of the grant date. Program guidelines are described in the section entitled, "Committee Report on Executive Compensation".

(2) The Exercise Prices are equal to the fair market value of the Company's Common Stock on the date of grant.

(3) The amounts listed under columns (f) and (g) illustrate values that might be realized upon exercise immediately prior to the expiration of the options' terms using 5 percent and 10 percent appreciation rates, compounded annually from the date of grant to the stated expiration date of the options, and are not intended to forecast possible future appreciation, if any, of the Company's stock price.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

                                                 Securities
                                                 Underlying        Value of
                                                 Number of        Unexercised
                                                 Unexercised      In-the-Money
                                                 Options/SARs    Options/SARs
                                                 at FY-End(#)     at FY-End ($)

   (a)                 (b)               (c)          d)             (e)
                      Shares           Value     Exercisable/   Exercisable/
                      Acquire on     Realized    Unexercis-      Unexercis-
  Name                Exercise(#)     ($)(1)     able                able
-------------------    -----------   ---------  -------------   -------------
David Stanley                ---          ---            278,805/    $357,762/
                                                          61,600          ---

Susan M. Stanton             ---          ---             84,347/      42,375/
                                                          67,189          ---

Stephen A. Lightstone        ---          ---             79,896/      48,796/
                                                          39,295          ---

Gerald M. Buchen             ---          ---             39,325/       7,782/
                                                          22,832          ---

E. J. Holland, Jr.           ---          ---             30,780/         ---/
                                                          21,795          ---

[FN]


(1) The value of exercised options is calculated by subtracting the exercise price from the sale price.

(2) The value of unexercised in-the-money options is calculated by subtracting the exercise price from the closing price of the Company's Common Stock at fiscal year end, and multiplying the difference by the number of shares granted as options.

RETIREMENT PROGRAM


PENSION BENEFITS

          Payless maintains a non-qualified supplemental pension plan for executive officers, the Payless Supplemental Retirement Plan (the "Supplemental Retirement Plan"), which provides benefits that would otherwise be denied participants in the Retirement Plan (defined below) by reason of certain Code limitations on qualified plan benefits. Mr. Stanley, Ms. Stanton, Mr.
Lightstone, Mr. Buchen and Mr. Holland are participants in the Supplemental Retirement Plan and have entered into Supplemental Retirement Agreements with Payless. The estimated annual benefits payable under both the Retirement Plan and the Supplemental Retirement Plan, based on 10 years or more of credited service and at different levels of remuneration, are as follows:

                                                       Annual Benefits
          Final Five-Year                            Exclusive of Social
             Average                                  Security Benefits
             Annual                                   (for participants
          Pre-Retirement                               with 10 or more
             Earnings                                  years of service
          ---------------                            --------------------

           $  100,000                                    $  40,352
              125,000                                       52,852
              150,000                                       65,352
              175,000                                       77,852
              200,000                                       90,352
              225,000                                      102,852
              250,000                                      115,352
              300,000                                      140,352
              350,000                                      165,352
              400,000                                      190,352
              450,000                                      215,352
              500,000                                      240,352
              550,000                                      265,352
              600,000                                      290,352
              650,000                                      315,352
              700,000                                      340,352
              750,000                                      365,352
              800,000                                      390,352
              850,000                                      415,352
              900,000                                      440,352
              950,000                                      465,352
            1,000,000                                      490,352

         The remuneration covered by the Supplemental Retirement Plan is the final 5-year average total cash remuneration, including salary, bonus (both as reported in the table entitled "Summary Compensation Table") and other cash amounts which would have been reported on Treasury Form W-2. As of the end of the last fiscal year, years of service credited pursuant to the Supplemental Retirement Plan are as follows: Mr. Stanley 15, Ms. Stanton 10, Mr. Lightstone 12, Mr. Buchen 2, and Mr. Holland 3.

         The Payless Cashways Amended Retirement Plan ("Retirement Plan") is a defined benefit plan under which the annual pension benefits payable to employees, including officers, upon normal retirement age are based upon both service credit prior to December 1, 1989, and service after December 1, 1989. The normal retirement benefit for service prior to December 1, 1989, is the greater of 1) the product of (i) 1.25% of average compensation (the average for the five calendar years ending December 31, 1983), plus .9% of that average annual compensation in excess of the individual's "covered compensation" (a particular dollar amount which increases depending on the year of birth to
1950), multiplied by (ii) the number of years and fractional years of benefit service prior to

December 1, 1983, or 2) the product of (i) 1% of average annual compensation (the average for calendar years 1986, 1987 and 1988), plus .5% of that average annual compensation in excess of the individual's "covered compensation" (a particular dollar amount which increases depending on the year of birth to
1950), multiplied by (ii) the number of years of benefit service prior to December 1, 1989. The normal retirement benefit for each year and fractional year of benefit service subsequent to December 1, 1989, is the sum (a) 1% of annual compensation for the year, plus (b) an additional .5% of annual compensation in excess of the "covered compensation" for the year. Benefits from the Retirement Plan are included in the annual benefits listed in the table above.

         As of the end of the last fiscal year, years of service credited pursuant to the Retirement Plan are as follows: Mr. Stanley 16, Ms. Stanton 13, Mr. Lightstone 13, Mr. Buchen 22 and Mr. Holland 3. Benefits shown are computed as a straight single life annuity beginning at age 62 and have been reduced for Social Security benefits.

CERTAIN BENEFICIAL OWNERSHIP

         The table below sets forth certain information, as of January 10, 1996, regarding the beneficial ownership of the Company's Common Stock, Non-Voting Common Stock and Preferred Stock by (i) each of the Company's directors and nominees, (ii) each person known by the Company to be the beneficial owner of 5% or more of each class of the Company's voting securities, (iii) each of the executive officers named in the table entitled "Summary Compensation Table" above and (iv) all of the Company's directors and executive officers as a group. As required by a rule of the Securities and Exchange Commission, the number of shares of Common Stock beneficially owned includes shares as to which a right to acquire ownership exists within 60 days, such as through the exercise of employee stock options and conversion of convertible securities.


Name and Address               Shares Beneficially
of Beneficial Owner                      Owned              Percent of Class
-------------------            -------------------         --------------------

Common Stock

David Stanley (1)                    327,132                   .9%

Susan M. Stanton (2)                 134,695                   .4%

Stephen A. Lightstone (3)            116,958                   .3%

Gerald M. Buchen (4)                  45,162                   .1%

E. J. Holland, Jr.(5)                 40,080                   .1%

Harold Cohen (6)                     137,658                   .4%

Scott G. Fossel (7)                   13,956                   (8)

William A. Hall (9)                    9,956                   (8)

George Latimer (10)                    9,956                   (8)

Wayne B. Lyon (11)                     8,956                   (8)

Gary D. Rose (12)                     18,956                   .1%

Louis W. Smith (13)                   17,903                   (8)

Ralph Strangis (14)                   13,956                   (8)

John H. Weitnauer, Jr. (15)           16,956                   (8)

Ariel Capital Management, Inc. (16) 4,563,385                 12.1%
307 North Michigan Ave.
Chicago, IL 60601

Alliance Capital Management L.P. (17) 3,855,500                10.2%
1345 Avenue of the Americas
New York, NY 10105

The Goldman Sachs Group, L.P. (18)      3,806,101               10.1%
85 Broad Street
New York, NY 10004

State of Wisconsin Investment Board(19) 3,969,500               10.5%
121 E. Wilson St., 2nd Floor
Madison, WI 53703

All Directors and Executive             1,050,563                2.7%
Officers as a group (17 Persons)(20)

Class A Non-Voting Common

Court Square Capital Limited            2,250,000               100.0%
399 Park Avenue
New York, NY 10043

Preferred Stock

Masco Capital Corporation                 406,000               100.0%
21001 Van Born Road
Taylor, MI 48180

[FN]
(1) Includes 278,805 shares subject to options, 13,000 shares of restricted stock, 7,000 shares owned by Mr. Stanley's wife, 1,000 shares owned by a trust for the benefit of Mr. Stanley's daughter for which Mr. Stanley acts as trustee, 2,000 shares owned by two trusts for the benefit of Mr. Stanley's stepchildren for which Mr. Stanley does not act as trustee and 2,000 shares owned by Mr. Stanley's stepchildren. Mr. Stanley disclaims beneficial ownership of such 12,000 shares.

(2) Includes 95,334 shares subject to options, 8,300 shares of restricted stock and 2,000 shares held in Ms. Stanton's father's marital trust for which Ms. Stanton acts as co-trustee.

(3) Includes 87,396 shares subject to options, 4,700 shares of restricted stock and 2,000 shares owned by Mr. Lightstone's wife.

(4) Includes 40,362 shares subject to options, 4,300 shares of restricted stock, 100 shares owned by Mr. Buchen's wife, and 100 shares owned by each of Mr. Buchen's four children.

(5) Includes 30,780 shares subject to options, 4,300 shares of restricted stock and 5,000 shares held in a trust for the benefit of Mrs. Holland for which Mr. Holland acts as Co-Trustee.

(6)     Includes 85,008 shares subject to options.

(7)     Includes 8,956 shares subject to options.

(8)     Less than 0.1%.

(9)     Includes 8,956 shares subject to options.

(10)    Includes 8,956 shares subject to options.

(11) Includes 8,956 shares subject to options. Mr. Lyon is President and Chief Operating Officer of Masco, which owns Masco Capital Corporation ("Masco Capital"), and disclaims beneficial ownership of shares of Preferred Stock beneficially owned by Masco Capital.

(12) Includes 8,956 shares subject to options. Mr. Rose is a Limited Partner of The Goldman Sachs Group, L.P. As a Limited Partner, Mr. Rose may be deemed to be the beneficial owner of shares beneficially owned or held by The Goldman Sachs Group, L.P. referenced in Footnote 18. Mr. Rose disclaims beneficial ownership of such shares except to the extent of pecuniary interest therein.

(13)    Includes 12,903 shares subject to options.

(14)    Includes 8,956 shares subject to options.

(15)    Includes 8,956 shares subject to options.

(16) Based on a Questionnaire dated January 10, 1996, Ariel Capital Management, Inc. owns 4,563,385 shares of Common Stock. Ariel Capital Management, Inc., in its capacity as investment advisor, has sole voting power of 4,423,385 shares and sole investment discretion for 4,563,385 shares. Ariel Capital Management, Inc. claims no beneficial interest in any of the shares.

(17) Based on a Schedule 13G filed with the Securities and Exchange Commission dated November 9, 1995, Alliance Capital Management L.P. has sole voting power of 3,150,400 shares and sole disposition power of 3,855,500 shares.

(18) Based on a Questionnaire dated January 10, 1996, The Goldman Sachs Group, L.P. owns 3,806,101 shares of Common Stock. The Goldman Sachs Group, L.P. has shared voting power and shared disposition power of such 3,806,101 shares.

(19) Based on a Questionnaire dated January 10, 1996, State of Wisconsin Investment Board owns 3,969,500 shares of Common Stock. State of Wisconsin Investment Board has sole voting power and sole disposition of such 3,969,500 shares.

(20) Included 808,413 shares subject to options, 44,000 shares of restricted stock and 62 shares held indirectly by an executive officer (who is not a named executive officer) in a 401(k) plan. Excludes shares held by The Goldman Sachs Group, L.P.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities to file, with the Securities and Exchange Commission and the New York Stock Exchange, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and beneficial owners of more than 10 percent of the Company's equity securities are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports and written representations that no other reports were required during 1995, all section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10 percent of the Company's equity securities were complied with on a timely basis.

2. PROPOSAL NO. 2 - APPROVAL OF PAYLESS CASHWAYS, INC. DEFERRED COMPENSATION PLAN FOR DIRECTORS

                  The Board of  Directors  approved the Payless  Cashways,  Inc.
         Deferred Compensation Plan for Directors (the "Deferred Stock Compensation Plan") on October 20, 1995, subject to approval of the Company's shareholders. A copy of the Deferred Stock Compensation Plan is attached hereto as Annex A. Approval of the Deferred Stock
         Compensation Plan by shareholders is being sought in order to assure that the Deferred Stock Compensation Plan qualifies for exemption from short-swing profit liability pursuant to Rule 16b-3 of the Securities and Exchange Commission. Pursuant to Rule 16b-3, for purposes of determining whether the Deferred Stock Compensation Plan has been approved, the inspector of election will include abstentions, but exclude broker non-votes, from the number of shares of stock deemed to be present, or represented, and entitled to vote at the Annual Meeting. Accordingly, abstentions will have the effect of a "no" vote, and broker non-votes will have no effect, on the Deferred Stock Compensation Plan Proposal.

                  The purposes of the Deferred Stock Compensation Plan are to align the interests of directors more closely with the interests of other shareholders of the Company, to encourage the highest level of director performance by providing the directors with a direct interest in the Company's attainment of its financial goals, and to help attract and retain qualified directors. Subject to shareholder approval of the Deferred Stock Compensation Plan, all of the non-employee directors have elected to defer all or a substantial portion of their fees and to have such fees invested in the Company's Common Stock, as described below.

         GENERAL PROVISIONS

                  The Deferred Stock Compensation Plan became effective upon approval of the Plan by the Board of Directors. However, any fees deferred by a director and interest thereon may not be invested until the later of the date on which the Deferred Stock Compensation Plan is approved by the shareholders of the Company, or such other dates as are specified in the Deferred Stock Compensation Plan. The Deferred Stock Compensation Plan will remain effective until the close of business on the tenth anniversary of the effective date, unless sooner terminated by the Board of Directors.

                  Under the Deferred Stock Compensation Plan, directors who are not officers or employees of the Company ("Non-management Directors") can voluntarily elect to defer all or a portion of their cash directors' fees, annual committee chair's fee, and/or meeting and other fees for succeeding calendar years, and have the deferred amounts deemed invested in Common Stock Equivalents (defined below). An election to defer, once made, is irrevocable for the first calendar year with respect to which the election is made, except in limited circumstances. The "Common Stock Equivalents" are phantom stock units, i.e., each Common Stock Equivalent represents a hypothetical share of Stock which shall have a value on any date equal to the Fair Market Value of one share of Stock on that date. "Fair Market Value" will be based on the closing price of the Common Stock on the New York Stock Exchange (or other stock exchange or stock quotation system on which the Common Stock is then listed or quoted or, if none, the value as determined by the Company's Board of Directors in good faith) on the applicable date. Dividends and other distributions on Common Stock, if any, will be credited to Non-management Directors as if the Common Stock Equivalents were outstanding shares of Common Stock. Such dividends will be converted into additional Common Stock Equivalents. Any amount deferred by a Non-management Director will earn interest at 8% per annum from the date on which the fees are deferred until the date the fees are converted in Common Stock Equivalents.

                  As soon as practicable following termination of services as a director, a Non-management Director will receive a distribution of a number of shares of Common Stock equal to the number of Common Stock Equivalents then credited to him or her under the Deferred Stock Compensation Plan, either in a lump sum or in equal annual installments (not greater than five). Upon the death of a Non-management Director, shares will be issued to his or her beneficiary or estate. Upon a "change in control"
         of the Company (as defined in the Deferred Stock Compensation Plan), each Non-management Director will receive a lump sum distribution in shares equal to the value of his or her accumulated Common Stock Equivalents. Cash will be paid in lieu of fractional shares upon any distribution. Under limited circumstances in an "unforseeable emergency" (as defined in the Deferred Stock Compensation Plan), a Non-management Director may receive all or a part of his or her accumulated Common Stock Equivalents in shares; and in the event that the Internal Revenue Service should finally determine that part or all of the value of a Non-management Director's accumulated Common Stock Equivalents are required to be included in the Non-management Director's gross income for federal and/or State income tax purposes, then that portion includable in gross income will be distributed in shares to the Non-management Director in a lump sum as soon as practicable after such determination. Each Non-management Director or beneficiary will be an unsecured general creditor of the Company with respect to any payments due and owing to such Non-management Director pursuant to the Deferred Stock Compensation Plan.

                  The Board of Directors can amend or terminate the Deferred Stock Compensation Plan at any time. However, amendments must be approved by the Company's shareholders if shareholder approval is required in order for the Deferred Stock Compensation Plan to meet applicable statutory or regulatory requirements; and Non-management Director consent must be obtained if an amendment would adversely affect such Non-management Director's rights pursuant to the Deferred Stock Compensation Plan.

                  A maximum of 250,000 shares of Common Stock will be available for issuance under the Deferred Stock Compensation Plan. Such shares will be authorized and unissued shares or previously issued and outstanding shares of Common Stock reacquired by the Company.

                  The Senior Vice President of Human Resources and the Senior Vice President of Finance of the Company (the Administrative Committee) will administer the Deferred Stock Compensation Plan, but will have no discretion to alter any terms or conditions specified in the Deferred Stock Compensation Plan.

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                  The following is a brief summary of the principal federal income tax consequences of the Deferred Stock Compensation Plan based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

                  Awards of Common Stock Equivalents, and amounts voluntarily deferred pursuant to the Deferred Stock Compensation Plan and converted into Common Stock Equivalents, will not be taxable to the
         Non-management Director until a distribution is made to the Non-management Director or to his or her beneficiary. A Non-management Director will recognize ordinary income in an amount equal to the amount of cash received or the fair market value of the shares of
         Common Stock distributed. The Company will be entitled to take a corresponding tax deduction for the tax year in which the Non-management Director recognizes ordinary income. Any appreciation in value of Common Stock from the distribution date to the date the Non-management Director disposes of such Common Stock will be taxed as capital gain, short-term or long-term, depending on the length of time the Common Stock was held.

                  THE  BOARD  OF  DIRECTORS  UNANIMOUSLY   RECOMMENDS  THAT  THE
         COMPANY'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE DEFERRED STOCK COMPENSATION PLAN.

3.       OTHER BUSINESS

         As of the date of delivery of the text of this Proxy Statement to the printer, management knew of no other business that will be presented for action at the Annual Meeting. In the event that any other business should properly come before the meeting, it is the intention of the persons designated as proxies on the proxy card to take such action as shall be in accordance with his and/or her best judgment.


OTHER INFORMATION, SHAREHOLDER PROPOSALS

         The Board of Directors, on the recommendation of the Audit Committee, has selected the firm of KPMG Peat Marwick LLP as independent auditor to examine the financial statements of the Company for the fiscal year 1996. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         Shareholder proposals requested for inclusion in the Proxy Statement for the Company's Annual Meeting in 1997 must be received by the Company's Secretary on or before October 27, 1996. The Company currently plans to hold the 1997 Annual Meeting in Kansas City, Missouri, on April 17, 1997. Management will appropriately consider all proposals from shareholders. When adoption of a proposal is clearly in the best interests of the Company and the shareholders generally, and does not require shareholder approval, the Board of Directors will usually adopt the proposal, if appropriate, rather than including the proposal in the Proxy Statement.

         Pursuant to the Company policy and Rules and Regulations of the Securities and Exchange Commission, shareholder proposals requested for inclusion in the Company's Proxy Statement must meet the following criteria: (1) the proponent must be a record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted on the proposal and must have held such securities for at least one year; (2) the proponent may submit no more than one proposal; (3) the proposal and any supporting statement together shall not exceed 500 words; (4) proposals must be received by the Company's Secretary on or before the date provided in the Proxy Statement, or as may otherwise be provided by the Board of Directors; and (5) the proposal must contain the name of the proposing shareholder(s) and a contact address.

         The Corporate Governance and Nominating Committee will also consider persons recommended by Shareholders as director nominees recommended by shareholders. In order to be eligible for nomination as a director by the Corporate Governance and Nominating Committee, a director nominee must be under the age of 70 at the date of the Annual Meeting of Shareholders at which such director would be elected. All letters of nomination should be sent to the Secretary and should include the nominee's name and qualifications and a statement from the nominee that he or she consents to being named in the Proxy Statement and will serve as a director if elected. In order for any nominee to be considered by the Corporate Governance and Nominating Committee and, if accepted, to be included in the Proxy Statement, letters of nomination must be received by the Secretary on or before October 27, 1996.

         In addition to the solicitation of proxies by mail, officers or other employees of the Company, without extra remuneration, may solicit proxies by telephone or personal contact. The Company also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of stock held of record and will pay such persons for forwarding the material. All costs for the solicitation of proxies by the Board of Directors will be paid by the Company.

         The Company's Annual Report to Shareholders, including financial statements for the year ended November 25, 1995, is enclosed with this Proxy Statement.


                              BY ORDER OF THE BOARD OF DIRECTORS

                          /s/ Linda J. French

                              Linda J. French
                              Senior Vice President-General Counsel/Secretary

February 23, 1996

                                     ANNEX 1


                             PAYLESS CASHWAYS, INC.

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS


SECTION 1.  INTRODUCTION

         1.1 Establishment. Payless Cashways, Inc., an Iowa corporation (the "Company"), hereby establishes the Payless Cashways, Inc. Deferred Compensation Plan for Directors (the "Plan") for those directors of the Company who are neither officers nor employees of the Company. The Plan provides the opportunity for Directors to defer receipt of all or a part of their cash compensation on a pretax basis and, subject to approval of the Plan by shareholders, invest those deferrals in the Company's Stock.

         1.2 Purposes. The purposes of the Plan are to align the interests of Directors more closely with the interests of other shareholders of the Company, to encourage the highest level of Director performance by providing the Directors with a direct interest in the Company's attainment of its financial goals, and to help attract and retain qualified Directors.

         1.3 Effective Date. This Plan shall be effective upon approval of the Plan by the Board; provided that any fees deferred by a Director and interest thereon shall not be invested until the later of (i) the date on which the Plan is approved by the shareholders of the Company or (ii) the date specified in
Section 5.3. To the extent an investment or distribution of Stock may be made under this Plan, the Plan is intended to qualify for the exemption from short swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended, provided by Rule 16b-3 of the Securities and Exchange Commission as now in effect or hereafter amended. In the event the shareholders of the Company do not approve this Plan at the Company's 1996 annual meeting of shareholders, a participating Director may, within thirty days after the date of such meeting, elect to terminate participation in this Plan and to receive a one-time immediate cash distribution of the entire balance in the Deferred Account.


Section 2.  Definitions

         2.1 Definitions. The following terms shall have the meanings set forth below:

         (a)      "Administrative  Committee" means the committee  designated in
                  Section 3 to administer the Plan.

         (b)      "Board" means the Board of Directors of the Company.

         (c)      "Change in Control" means any of the events set forth below:

                           (i) any person,  as defined in  Sections  3(a)(9) and
                  13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of securities of the Company having 25% or more of the voting power in the election of directors of the Company, excluding, however, any person or an "affiliate" (as defined in the Exchange Act) of such person who is the beneficial owner of any shares of any class (preferred or common) of the Company's capital stock on January 31, 1993; or

                           (ii) the occurrence  within any  twelve-month  period
                  during the term of the Plan of a change in the Board with the result that the Incumbent Members (as defined below) do not constitute a majority of the Company's Board. The term "Incumbent Members" shall mean the members of the Board on the date immediately preceding the commencement of such twelve-month period, provided that any person becoming a Director during such twelve-month period whose election or nomination for election was approved by a majority of the Directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such twelve-month period.

         (d) "Common Stock Equivalent" means a hypothetical share of Stock which shall have a value on any date equal to the Fair Market Value of one share of Stock on that date.

         (e) "Deferred Account" means the bookkeeping account established by the Company in respect to each Director pursuant to Section
                  5.3 hereof and to which shall be credited the fees deferred by the Director and interest thereon, if any, as provided in this Plan and the Common Stock Equivalents into which such deferred fees and interest are invested pursuant to the Plan.

         (f) "Director" means a member of the Board who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the Bylaws of the Company to serve as such.

         (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         (h) "Fair Market Value" means as of any applicable date the closing sale price of a share of the Company's Common Stock in question on the Composite Tape for New York Stock Exchange-Listed Stock, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the last closing bid quotation with respect to a share of such stock immediately preceding the time in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use (or any other system of reporting or ascertaining quotations then available), or if such stock is not so quoted, the fair market value at the time in question of a share of such stock as determined by the Company's Board in good faith.

         (i) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (j)      "Stock" means the $.01 par value common stock of the Company.

         (k) "Payment Date" means each of the dates each year on which the Company pays fees to Directors.

         2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definitions of any term herein in the singular shall also include the plural.

SECTION 3.  PLAN ADMINISTRATION

         The Plan shall be administered by the Administrative Committee, comprised of the Senior Vice President of Human Resources and the Senior Vice President of Finance of the Company. Subject to the limitations of the Plan, the Administrative Committee shall have the sole and complete authority: (i) to impose such limitations, restrictions and conditions as shall be deemed appropriate, (ii) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, the Administrative Committee shall have no authority, discretion or power to alter any terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. The Administrative Committee's determinations on matters within its authority shall be conclusive and binding upon the Company, the Directors, and other persons. The Plan shall be interpreted and implemented in a manner so that Directors will not fail, by reason of the Plan or its implementation, to be "disinterested persons" within the meaning of Rule 16b-3 under Section 16 of the Exchange Act, as such rule may be amended.


SECTION 4.  STOCK SUBJECT TO THE PLAN

         4.1 Number of Shares. There shall be authorized for issuance under the Plan, in accordance with the provisions of the Plan, 250,000 shares of Stock. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if such shareholder approval is required. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder. The shares of Stock issuable hereunder shall be authorized and unissued shares or previously issued and outstanding shares of Stock reacquired by the Company.

         4.2 Other Shares of Stock. Any shares of Stock that are subject to a Common Stock Equivalent and for any reason are not issued to a Director shall automatically become available again for use under the Plan.

         4.3 Adjustments Upon Changes in Stock. If there shall be any change in the Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spinoff, split up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments shall be made by the Administrative Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Administrative Committee in the terms of Common Stock Equivalents under the Plan to reflect such changes and to modify any other terms on an equitable basis as the Administrative Committee in its discretion determines.


SECTION 5.  DEFERRALS AND DISTRIBUTIONS

         5.1 Deferral Elections. A Director may elect to defer receipt of all or a specified portion of the annual directors' fee, the annual committee chair's fee, and/or meeting and other fees payable in cash to the Director for serving on the Board or any committee thereof. A Director may make the elections permitted hereunder by giving written notice to the Company in a form approved by the Administrative Committee. The notice shall include: (i) the percentage of fees to be deferred, (ii) the date as of which deferral is to commence and,
(iii) subject to the limitations of this Section 5, the year in which distribution is to commence and whether lump sum or installments (not greater than 5 years) are requested. Amounts deferred by a Director pursuant to this
Section 5.1 shall be converted into Common Stock  Equivalents in accordance with
Section 5.3.

         5.2 Time for Electing Deferral and Change in Election. An election to defer fees shall be made prior to the latest to occur of the following: (i) the beginning of the calendar year for which the fees are to be earned; (ii) such Director's first day of Board service in that year; (iii) the thirty-first day following the date the Director first becomes eligible to participate in the Plan; provided that, an election made after the first day of a calendar year shall only apply to fees earned after the date of the election. An election to defer, once made, is irrevocable for the first calendar year with respect to which the election is made, except as provided in Section 5.11 hereof. An election to defer, once made, shall continue to be effective for succeeding calendar years until revoked or modified by the Director by written request to the Administrative Committee prior to the beginning of a calendar year for which fees would otherwise be deferred, provided that any change in the election other than a complete termination of the deferral shall not be effective until six months and one day after the date of the notice by the Director.

         5.3 Deferred Accounts. A Deferred Account shall be established for each Director. Fees deferred by a Director shall be credited to such Account as of the date such amounts would have otherwise been paid in cash to the Director, and shall be converted into Common Stock Equivalents based on Fair Market Value as of the later to occur of (i) the date such amounts would have otherwise been paid in cash to the Director, (ii) the date on which this Plan is approved by shareholders, or (iii) six months plus one day after the date of the Director's election to defer; provided that any amount deferred by the Director shall earn interest at eight percent (8%) per annum from the date on which the fees were deferred until the date the fees are converted into Common Stock Equivalents as provided in this sentence. A Director's Deferred Account shall also be credited with dividends and other distributions pursuant to Section 5.4.

         5.4 Hypothetical Dividends on Common Stock Equivalents. Dividends and other distributions on Common Stock Equivalents shall be deemed to have been paid as if such Common Stock Equivalents were actual shares of Stock issued and outstanding on the respective record or distribution dates. Common Stock
Equivalents shall be credited to the Deferred Account in respect of cash dividends and any other securities or property issued on the Stock in connection with reclassifications, spinoffs and the like on the basis of the value of the dividend or other asset distributed and the Fair Market Value of the Common Stock Equivalents on the date of the announcement of the dividend or asset distribution, all at the same time and in the same amount as dividends or other distributions are paid or issued on the Stock. Fractional shares shall be credited to a Director's Deferred Account cumulatively, but the balance of shares of Common Stock Equivalents in a Director's Deferred Account shall be rounded to the next highest whole share for any distribution to such Director pursuant to this Section 5.

         5.5 Statement of Accounts. A statement will be sent to each Director as to the balance of his or her Deferred Account at least once each calendar year.

         5.6 Payment of Accounts. As soon as practicable following termination of services as a Director, a Director shall receive a distribution of his Deferred Account as directed by the Director in an election deferral notice. Either a lump sum or the first of equal annual installments (not greater than five) shall be paid in the year of termination. Succeeding installments (if any) shall be paid on January 31 of each calendar year following the calendar year in which the first payment was made. Such distribution(s) shall consist of one share of Stock for each Common Stock Equivalent credited to such Director's Deferred Account as of the Payment Date immediately preceding the date of distribution.

         5.7 Payments to a Deceased Director's Estate. In the event of a Director's death before the balance of his Deferred Account is fully paid, payment of the balance of the Director's Deferred Account shall then be made to the beneficiary designated by the Director pursuant to Section 5.8 or, in the absence of a designation of a beneficiary pursuant to Section 5.8, to his estate, in the time and manner selected by the Administrative Committee. The Administrative Committee may take into account the application of any duly appointed administrator or executor of a Director's estate and direct that the balance of the Director's Deferred Account be paid to his estate in the manner requested by such application.

         5.8 Designation of Beneficiary. A Director may designate a beneficiary on a form approved by the Administrative Committee.

         5.9 Change in Control. Notwithstanding any provision of this Plan to the contrary, in the event a Change in Control of the Company occurs, within ten
(10) days of the date of such Change in Control, each Director shall receive a lump sum distribution in the number of shares of Stock equal to the number of Common Stock Equivalents credited to such Director's Deferred Account as of the date of the Change in Control.

         5.10 Emergency Payments. In the event of an "unforeseeable emergency" as defined herein, the Administrative Committee may determine the amounts payable under Section 5 hereof and pay all or a part of such amounts in shares of Stock without regard to the payment dates provided in Section 5, to the extent the Administrative Committee determines that such action is necessary in light of immediate and substantial needs of the Director (or his beneficiary) occasioned by severe financial hardship. For the purposes of this Section, an "unforeseeable emergency" is a severe financial hardship to the Director resulting from a sudden and unexpected illness or accident of the Director or beneficiary, or of a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Director or beneficiary, loss of the Director's or beneficiary's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director or beneficiary. Payments shall not be made pursuant to this Section to the extent that such hardship is or may be relieved:
(a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Director's or beneficiary's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or
(c) by cessation of the Director's deferrals under the Plan. Such action shall be taken only if a Director (or a Director's legal representatives or successors) signs an application describing fully the circumstances which are deemed to justify the payment, together with an estimate of the amounts necessary to prevent such hardship, which application shall be approved by the Administrative Committee after making such inquiries as the Administrative Committee deems necessary or appropriate.

         5.11 Payment of Taxable Amount. Notwithstanding any other provision of this Section 5 or any payment schedule directed by a Director pursuant to this
Section 5 and regardless of whether payments have commenced under this Section 5, in the event that the Internal Revenue Service should finally determine that part or all of the value of a Director's Deferred Account which has not actually been distributed to the Director is nevertheless required to be included in the Director's gross income for federal and/or State income tax purposes, then the balance of the Deferred Account or the part thereof that was determined to be includable in gross income shall be distributed in shares of Stock to the Director in a lump sum as soon as practicable after such determination, without any action or approval by the Administrative Committee. A "final determination" of the Internal Revenue Service for purposes of this Section is a determination in writing by said Service ordering the payment of additional tax, reporting of additional gross income or otherwise requiring Plan amounts to be included in gross income, which is not appealable or which the Director does not appeal within the time prescribed for appeals.


SECTION 6.  GENERAL CREDITOR STATUS

         Each Director, and each other recipient of a Director's Deferred Amounts pursuant to Section 5, shall be and remain an unsecured general creditor of the Company with respect to any payments due and owing to such Director hereunder. All payments to persons entitled to benefits hereunder shall be made out of the general assets, and shall be the sole obligations, of the Company. The Plan is a promise to pay benefits in the future and it is the intention of the parties that it be "unfunded" for tax purposes (and for the purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA")).

SECTION 7.  CLAIMS PROCEDURES

         If a claim for benefits made by any person (the "Applicant") is denied, the Administrative Committee shall furnish to the Applicant, within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time), a written notice which: (i) specifies the reasons for the denial, (ii) refers to the pertinent provisions of the Plan on which the denial is based, (iii) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary, and (iv) explains the claim review procedures. Upon the written request of the Applicant submitted within 60 days after receipt of such written notice, the Administrative Committee shall afford the Applicant a full and fair review of the decision denying the claim and, if so requested: (i) permit the Applicant to review any documents which are pertinent to the claim, (ii) permit the Applicant to submit to the Administrative Committee issues and comments in writing, and (iii) afford the Applicant an opportunity to meet with the Administrative Committee as a part of the review procedure. Within 60 days after its receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Administrative Committee shall notify the Applicant in writing of its decision and the reasons for its decision and shall refer the Applicant to the provisions of the Plan which form the basis for its decision.


SECTION 8.  ASSIGNABILITY

         The right to receive payments or distributions hereunder shall not be transferable or assignable by a Director other than by will or the laws of descent and distribution.


SECTION 9.  PLAN TERMINATION, AMENDMENT AND MODIFICATION

         The Plan shall automatically terminate at the close of business on the tenth anniversary of the effective date unless sooner terminated by the Board. The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, and, provided further that no termination, amendment or modification shall reduce the then existing balance of any Director's Deferred Account or otherwise adversely change the terms and conditions thereof without the Director's consent, and, provided further that no amendment or modification shall be made more than once every six months that would change the amount, price or timing of the Common Stock Equivalents, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.


SECTION 10.  GOVERNING LAW/PLAN CONSTRUCTION

         The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Missouri. Nothing in this document shall be construed as an employment agreement or in any way impairing the right of the Company, its board, committees or shareholders, to remove a Director from service as a director, to refuse to renominate or reelect such person as a director, or to enforce the duly adopted retirement policies of the board of directors of the Company.

February 22, 1996



Attn:  Filer Support
U. S. Securities and Exchange Commission
Mail Stop 0-7
6432 General Green Way
Alexandria, VA 22312

Gentlemen:

The Proxy Statement of Payless Cashways, Inc. is being filed today, via Edgar, and mailed to the shareholders on February 23, 1996, along with the glossy Annual Report.

The Company wire transferred the filing fee of $125 to your account no. 910-8739 at Mellon Bank, Pittsburg, Pennsylvania, on February 20, 1996.

Very truly yours,

/s/ Linda J. French

Linda J. French
Senior Vice President-
   General Counsel/Secretary

LJF:dd
Enclosures

cc:      Mr. Robert F. Bartelmes, Esq.
         Securities and Exchange Commission

FRONT
--------------------------------------------------------------------------------
PROXY                       PAYLESS CASHWAYS, INC.
                     2300 Main, Kansas City, Missouri 64108
           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints LINDA J. FRENCH and STEPHEN A. LIGHTSTONE, or either or them, as Proxy/Proxies, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common stock of Payless Cashways, Inc. held of record by the undersigned on February 14, 1996 at the Annual Meeting of Shareholders to be held on April 18, 1996, or any adjournment thereof.

1. ELECTION OF DIRECTORS

   //FOR all nominees listed below            //WITHHOLD AUTHORITY
     (except as marked to the contrary          to vote for all nominees listed
     below)                                     below

DAVID STANLEY, WAYNE B. LYON, RALPH STRANGIS

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)
--------------------------------------------------------------------------------

2.  Approval of Payless Cashways, Inc. Deferred Compensation Plan for Directors.
      FOR / /                  Against / /               Abstain / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
--------------------------------------------------------------------------------
BACK

   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such; if a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              Dated:______________________________, 1996

                              ----------------------------------------
                              Signature

                              ----------------------------------------
                              Signature if held jointly

                              /PLEASE MARK, SIGN, DATE AND RETURN/
                              /THE PROXY CARD PROMPTLY USING THE/
                              /ENCLOSED ENVELOPE./
--------------------------------------------------------------------------------

FRONT
--------------------------------------------------------------------------------
                  PAYLESS CASHWAYS, INC. EMPLOYEE SAVINGS PLAN
                               VOTING INSTRUCTIONS

Voting Instructions to: The Chase Manhattan Bank, N.A. as Trustee of the Payless
                        Cashways, Inc. Employee Savings Plan

   I hereby direct that the voting rights pertaining to shares of Payless Cashways, Inc. held by the Trustee and attributable to my account in the above-described plan shall be exercised at the Annual Meeting of Shareholders of the Company to be held April 18, 1996, or at any adjournment of such meeting, in accordance with the instructions below, to vote upon the Proposals 1 and 2.

1.  ELECTION OF DIRECTORS

    a.  David Stanley    / / FOR         / / WITHHOLD

    b.  Wayne B. Lyon  / / FOR        / /  WITHHOLD

    c.   Ralph Strangis  / /  FOR      / /   WITHHOLD

2.  Approval of Payless Cashways, Inc. Deferred Compensation Plan for Directors.
      For / /                  Against / /               Abstain / /

--------------------------------------------------------------------------------
BACK

                  (see reverse side for matters to be voted on)

If you fail to give specific directions or fail to return this instruction card, the shares allocated to your account will be voted by the Trustee in the same proportion as the shares for which timely directions are received by the Trustee and voted in such manner.

Please sign exactly as name appears below.

                                  Dated:______________________________, 1996

                                  ----------------------------------------
                                  Participant's Signature


                                  /PLEASE MARK, SIGN, DATE AND RETURN/
                                  /THE PROXY CARD PROMPTLY USING THE/
                                  /ENCLOSED ENVELOPE./
--------------------------------------------------------------------------------

                          {PAYLESS CASHWAYS LETTERHEAD}




February 23, 1996



Dear MoneyBuilder Participant:

         As a participant in the Payless Cashways, Inc. Employee Savings Plan (the " MoneyBuilder Plan"), you have the right to direct the Trustee of the MoneyBuilder Plan (the "Trustee") how you wish the shares of the Company's common stock allocated to your MoneyBuilder account as of the close of business on February 14, 1996 to be voted at the Company's Annual Meeting of Stockholders scheduled for April 18, 1996. The only matters identified in the Company's Proxy Statement proposed to be considered and voted upon at the Annual Meeting are the election of three directors and the approval of the Payless Cashways, Inc. Deferred Compensation Plan for Directors.

     Enclosed are the following materials for you to consider and act on:

     1.   The Company's Proxy Statement for the Annual Meeting of Stockholders;

     2. "Voting Instructions" card for you to give directions to the Trustee as to the voting of the shares allocated to your account; and

     3.   The Company's Annual Report for 1995.

         After reviewing the enclosed materials, please complete, sign and return as soon as possible the enclosed "Voting Instructions" card to Securities Transfer Division, United Missouri Bank N.A., P. O. Box 410064, Kansas City, MO 64179-0013 in the enclosed prepaid return envelope. United Missouri Bank N.A. will tabulate the votes in order to permit the Trustee to vote the shares allocated to your account as you direct. If you do not sign and return the enclosed "Voting Instructions" card, the shares in your ESOP account will be voted in the same proportion as the shares with respect to which timely directions are received by the Trustee and voted in such matters.

         The shares allocated to your account can be voted at the meeting only by the Trustee pursuant to your instructions. In order for your instructions to be counted, the enclosed "Voting Instructions" card must be received by April 15, 1996.

Sincerely,

/s/ E. J. Holland, Jr.

E. J. Holland, Jr.
On Behalf of the Plan Committee